SECOND AMENDED AND RESTATED
                                   SCHEDULE A
                                     TO THE
                            TRANSFER AGENCY AGREEMENT
                                 BY AND BETWEEN
                                 UMB SCOUT FUNDS
                                       AND
                             UMB FUND SERVICES, INC.

                                      FUNDS

UMB Scout Stock Fund
UMB Scout Growth Fund
UMB Scout Mid Cap Fund*
UMB Scout Small Cap Fund
UMB Scout International Fund
UMB Scout Bond Fund
UMB Scout Money Market Fund - Federal Portfolio
UMB Scout Money Market Fund - Prime Portfolio
UMB Scout Tax-Free Money Market Fund

*effective as of October 31, 2006 or, if later, the date the UMB Scout Mid Cap Fund commences operations

      The undersigned, intending to be legally bound, hereby execute this Second Amended and Restated Schedule A to the Transfer Agency Agreement dated April 1, 2005, and executed by and between UMB Scout Funds and UMB Fund Services, Inc., to be effective as of the 31st day of October 2006.


UMB FUND SERVICES, INC.                   UMB SCOUT FUNDS


By: /s/ Christine Mortensen               By: /s/ Gary W. DiCenzo
    -----------------------------             -----------------------------
Title: Senior Vice President              Title: President